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                                                                    Exhibit 99.1

PROXY                      HOST MARRIOTT CORPORATION

           The undersigned stockholder of Host Marriott Corporation, a Delaware corporation ("Host"), hereby appoints _________________ and ____________________
as proxies for the undersigned, with the full power of substitution in each of them, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at Host's special meeting of stockholders to be held on December __, 1998 at ___________, ____________ local time, at
_____________________ (the "Special Meeting"), and otherwise to represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present at the Special Meeting, and at any and all adjournments or postponements thereof, upon the following matters that are more fully described in the accompanying Proxy Statement/Prospectus. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to the Special Meeting. The votes entitled to be cast by the undersigned will be cast in the manner directed below. If this proxy is executed but no direction is made, the votes entitled to be cast by the undersigned will be cast for Proposal 1 and in the discretion of the proxy holder on any other matter that may come before the Special Meeting or any adjournment or postponement thereof.

1. PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER ENTERED INTO BY AND AMONG HOST MARRIOTT CORPORATION ("HOST"), HMC MERGER CORPORATION ("HOST REIT") AND HOST MARRIOTT L.P. (THE "OPERATING PARTNERSHIP"). THE AGREEMENT CONTEMPLATES CERTAIN RESTRUCTURING TRANSACTIONS CONSISTING OF (A) THE CONTRIBUTION BY HOST OF ITS WHOLLY-OWNED, FULL-SERVICE HOTELS,
     CERTAIN INTERESTS IN CERTAIN HOTEL PARTNERSHIPS AND CERTAIN OTHER BUSINESSES AND ASSETS TO THE OPERATING PARTNERSHIP IN EXCHANGE FOR UNITS OF LIMITED PARTNERSHIP INTEREST IN THE OPERATING PARTNERSHIP, AND (B) THE REINCORPORATION OF HOST FROM THE STATE OF DELAWARE TO THE STATE OF MARYLAND BY MEANS OF A MERGER OF HOST WITH AND INTO HOST REIT, ALL AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

                / / FOR          / / AGAINST        / / ABSTAIN

2. TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDERS.

     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                             Number of Shares:
                                             Name of Stockholder:



                                             ----------------------------------
                                             Signature of Stockholder


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                                             Date

                                                                   WORKING DRAFT